EXHIBIT 10.24

December 4, 2019

VIA EMAIL

Jennifer Jarrett

RE:AMENDMENT TO SEPARATION AGREEMENT

Dear Jennifer,

This letter hereby amends the separation agreement dated January 3, 2019 (the “Separation Agreement”) between you and Arcus Biosciences, Inc. (the “Company”). Any capitalized terms used and not otherwise defined in this amendment shall have the meaning ascribed to them in the Separation Agreement.

Pursuant to Section 15, the parties hereby agree to amend the Separation Agreement to extend the Consulting Period, as defined in Section 3 of the Separation Agreement, for an additional one (1) year term, until January 11, 2021, unless terminated earlier by the Company as permitted by the Separation Agreement.  As you will continue to provide Consulting Services to the Company, the vesting of your Stock Options will continue for the duration of the Consulting Period (as extended).  Except for the foregoing, you acknowledge that you will not receive any additional compensation or consideration from the Company for the Consulting Services. Your Stock Options shall continue to be governed by the Plans and all applicable grant notices and agreements.

If the foregoing meets with your approval, please sign this letter amendment and return a copy to my attention.

Very truly yours,

Arcus Biosciences, Inc.

/s/ Terry Rosen

Terry Rosen

CEO

ACCEPTED & AGREED TO:

By: /s/ Jennifer Jarrett
Jennifer Jarrett